THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.

WHITE MOUNTAIN TITANIUM CORPORATION
(A NEVADA CORPORATION)

7% SENIOR CONVERTIBLE PROMISSORY NOTE
(Revised)

USD $2,000,000.00	March 16, 2016

FOR VALUE RECEIVED, WHITE MOUNTAIN TITANIUM CORPORATION, a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of NEXO WMTM HOLDINGS, LLC, a Delaware limited liability company (the “Holder”), the principal sum of TWO MILLION U.S. Dollars (the “Principal Amount”), together with accrued and unpaid interest thereon (as provided below).

This Note is made and issued by the Borrower pursuant to the terms of a Loan Agreement between the Borrower and the Holder dated March 16, 2016 (the “Loan Agreement”) which is expressly incorporated herein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Borrower, then such excess sum shall be credited by the Holder as a payment of principal.

AS AN IMPORTANT NOTICE, THIS CONVERTIBLE PROMISSORY NOTE CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS THE BORROWER MAY HAVE AS A DEBTOR AND FURTHER ALLOWS THE LENDER OR ITS SUCCESSOR IN INTEREST TO OBTAIN A JUDGMENT AGAINST THE BORROWER WITHOUT FURTHER NOTICE.

1.     Interest Rate and Repayment of Principal Amount. The Principal Amount outstanding under this Note shall accrue interest at the rate of SEVEN PERCENT (7%) per annum (“Standard Interest Rate”) beginning on March 16, 2016 (“Issuance Date”). Interest shall be calculated on the basis of a year of 365 days regardless of the total days the loan is outstanding. The Principal Amount and all then-accrued and unpaid interest shall be payable two years after the Issuance Date, on March 16, 2018 (the “Maturity Date”). Following any Event of Default, the Principal Amount and all then-accrued and unpaid interest shall immediately begin to accrue interest at the increased rate of TWENTY-FIVE PERCENT (25%) per annum (“Default Interest Rate”).

2.     Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Utah are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

3.     Manner and Application of Payments. All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefor shall be ineffective unless the amount due is actually received by the Holder. Each payment shall be applied first to the payment of any and all costs, fees and expenses incurred by or payable to the Holder in connection with the collection or enforcement of this Note, second to the payment of all unpaid late charges (if any), third, to the payment of all accrued and unpaid interest hereunder and fourth, to the payment of the unpaid Principal Amount, or in any other manner which the Holder may, in its sole discretion, elect from time to time.

4.     Senior Status of Note. So long as this Note remains outstanding, neither the Borrower nor any subsidiary of the Borrower shall, without the prior written consent of the Holder, or the Holders holding a majority of the aggregate outstanding principal amount of this Note, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to this Note in order of payment, other than (i) indebtedness in existence on the date hereof, (ii) secured indebtedness used solely to finance the purchase or lease of assets (provided that such debt may only be secured by the purchased or leased assets and not by any other assets of the Borrower), or (iii) indebtedness to trade creditors in the ordinary course of business.

5.     Conversion.

(a)     Voluntary Conversion. Subject to and in compliance with, the provisions contained herein, the Holder is entitled, at its option, at any time prior to the Maturity Date, or in case this Note or some portion hereof shall have been called for prepayment prior to such date, then, in respect of this Note or such portion hereof, until and including, but not after, the close of business within 30 days of the date of notice of prepayment, to convert ~~the original principal amount of this Note (or any portion thereof),~~ (i) the full Principal Amount of this Note plus all unpaid interest due under this Note from the Issuance Date to Maturity Date under Paragraph 1 of this Note or (ii) any portion of the Principal Amount together with accrued but unpaid interest thereon, into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of Series A Shares by surrender of this Note, duly endorsed (if so required by the Borrower) or assigned to the Borrower or in blank, to “White Mountain Titanium Corporation” at its offices, accompanied by written notice to the Borrower, in the form set forth below, that the holder hereof selects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. Such conversion shall be effected at the rate of $0.12 per Share. No fractions of Shares will be issued on conversion.

(b)     Mandatory Conversion. If (i) the Borrower at any time successfully raises US$8,000,000 through the effectors of the Holder, or otherwise, that are specifically earmarked for the Qualified Financings Milestones (as defined below), or (ii) the Borrower and the Holder obtain (A) a legally binding offtake agreement with a third party for water arising from the Borrower’s desalination plant for its Cerro Blanco Project which is (B) for an offtake volume and price that is mutually satisfactory to the parties, then all principal and accrued interest shall automatically convert into Series A Shares at a conversion price equal to $0.12 per share upon the completion of the Qualified Financing or execution of the offtake agreement, whichever first occurs. For purposes of this Section 5(b), “Qualified Financing Milestones” means the following tasks occurring during the designated periods:

Year 1: Qualified Financing Milestones: In addition to the monies represented by this Note, the Borrower shall successfully raise an additional US$2,700,000 which are earmarked and spent effectuating the following:

•	Necessary drilling to update resource statement for issuance of NI 43-101;

•	Appoint reputable engineering firm to oversee bankable feasibility study; and
•	Begin the needed resettlement of families (beginning phases).

Year 2: Qualified Financing Milestones: In addition to the monies raised for completion of Year 1 Qualified Financing Milestones, the Borrower shall successfully raise an additional US$5,300,000 which are earmarked and spent effectuating the following:

•	Completion of bank feasibility study;
•	Completion of land purchase for resettlement; and
•	Commencement of technical training for project personnel.

6.     Prepayment. This Note is subject to prepayment, in whole or in part, at any time upon not less than 30 days’ notice at the election of the Borrower. Regardless of the date of Borrower’s prepayment, in whole or in part, ~~P~~prepayment in whole shall be effected by paying the amount equal to the outstanding principal amount of this Note, plus all interest due under this note ~~accrued to the date of prepayment~~ from the Issuance Date to Maturity Date under Paragraph 1 of this Note and prepayment in part shall be effected by paying the amount equal to the outstanding Principal Amount of this Note plus all interest accrued to the date of prepayment. During the 30 days following the date of any notice of prepayment, the ~~h~~Holder shall have the right to convert this Note on the terms and conditions provided for in paragraph 5 above. Upon any notice of prepayment, Holder has the reasonable right to request that Borrower place prepayment funds in escrow with the Borrower’s legal counsel of record.

7.     Change of Control. In the event that the Borrower enters into a Change in Control transaction, the Holder will be entitled to immediately demand repayment of all amounts due and owing on this Note with a premium equal to 25% of all amounts due and owing. For the purposes of this Note, a “Change in Control” means the sale of all or substantially all the assets of the Borrower; any merger, consolidation or acquisition of the Borrower with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Borrower in one or more related transactions.

8.     Remedies.

(a)     Remedies. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), and without demand or notice of any kind: (i) at the option of Holder exercisable by written notice to Borrower, all outstanding amounts under this Note (including the outstanding Principal Amount plus any accrued and unpaid interest less any principal payments previously made) shall become immediately due and payable; and (ii) the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

(b)     Remedies Cumulative. Each right, power and remedy of the Holder hereunder shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude the Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, the Holder shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

(c)     Costs of Collection. If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder for reasons not included within the Confession of Judgment below, the Borrower agrees to pay to the Holder upon demand all reasonable costs and expenses, including, without limitation, all reasonable attorneys’ fees and court costs incurred by the Holder in connection with the enforcement or collection of this Note (whether or not any action has been commenced by the Holder to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by the Borrower contesting the Holder’s right to collect the outstanding Principal Amount and/or interest thereon. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein (i.e., Default Interest Rate) from the date of payment by the Holder until repaid in full.

(d)     Confession of Judgment. For the narrow reasons of Event of Default limited to and only arising out of Section 7(a), (d), (f), (g), (i), and (l) of the Loan Agreement (collectively, the “Stipulated Reasons for Judgment”), each of the Borrower and SCM Subsidiary authorizes, constitutes, and appoints Ronald N. Vance or agrees to appoint another attorney in Utah if Ronald N. Vance is not available, whose appointment will not be reasonably withheld by the Borrower or SCM Subidiary, as its lawful attorney-in-fact to appear for the Borrower and SCM Subsidiary, and to confess judgment against each of the Borrower and SCM Subsidiary in favor of the Holder for the all of its indebtedness which shall include: (i) the Principal Amount; (ii) all accrued interest from the Issuance Date at the Standard Interest Rate; (iii) all accrued interest from the Event of Default at the Default Interest Rate; (iv) plus any and all collection costs; and (v) reasonable attorney’s fees all without prior notice or opportunity of the Borrower or SCM Subsidiary for prior hearing, without stay of execution or right of appeal, and expressly waiving the benefit of all exemption laws, appeals, stay of execution or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment, and any irregularity or error in entering any such judgment. No single exercise of the power to confess judgment granted in this Section shall exhaust the power, regardless of whether such exercise is ruled invalid, void, or voidable by any court. The power to confess judgment granted in this Section may be exercised from time to time by the Holder as warranted by and arising from the Stipulated Reasons for Judgment often as the Holder of this Note may elect.

9.    Subsequent Holders. This Note is not transferrable, in whole or in part, by its holder, except with the written consent of the Borrower, which consent shall not be unreasonably withheld. In the event that any holder of this Note transfers this Note for value, the Borrower agrees that except with respect to subsequent holders with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which Borrower may have against a prior holder (which claims or defenses are not waived as to prior holders), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to the Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

10.     Miscellaneous.

(a)     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Note shall be made in compliance with the notice provisions set forth in the Loan Agreement.

(b)     Governing Law and Venue. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law principals thereof. The Parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Note, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The Parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Parties hereto hereby irrevocably waives such immunity in respect of its obligations under this Note.

(c)     Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION MAY NOT BE ORALLY WAIVED AND CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSY, SEEK TO ENFORCE THE PROVISIONS OF THIS PARAGRAPH, AND BORROWER ACKNOWLEDGES THAT LENDER HAS, IN PART, BEEN INDUCED TO MAKE THE EXTENSION OF CREDIT EVIDENCED BY THE NOTE IN RELIANCE ON THE PROVISIONS OF THIS PARAGRAPH.

(d)     Severability. If a court of competent jurisdiction finds any provision of this Note to be invalid or unenforceable as to either the Borrower or the Holder, such finding shall not render that provision invalid or unenforceable as to any other Persons. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Note in all other respects shall remain valid and enforceable.

(e)     Waiver. Holder shall not be deemed to have waived any rights under this Note unless such waiver is given in writing and signed by the Holder. No delay or omission on the part of the Holder in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Holder of a provision of this Note shall not prejudice or constitute a waiver of the Holder’s right otherwise to demand strict compliance with that provision or any other provision of this Note. No prior waiver by the Holder, nor any course of dealing between the Holder and the Borrower, shall constitute a waiver of any of the Holder’s rights or of any obligations of the Borrower as to any future transactions.

Whenever the consent of the Holder is required under this Note, the granting of such consent by the Holder in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of the Holder.

(f)     Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder.

(g)     Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Borrower that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Borrower an agreement reasonably satisfactory to the Borrower to indemnify the Borrower from any loss incurred by it in connection with the Note.

(h)     Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Borrower at the Borrower’s principal executive offices.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO NOTE

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issuance Date.

WHITE MOUNTAIN TITANIUM CORPORATION

By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Interim CEO

The undersigned Guarantor unconditionally guarantees payment to Holder of all amounts owing under the Note. This Guarantee remains in effect until the Note is paid in full. Guarantor must pay all amounts due under this Note when Lender makes written demand upon Guarantor. Lender is required to seek payment from Borrower before demanding payment from Guarantor.

SOCIEDAD CONTRACTUAL MINERA WHITE
MOUNTAIN TITANIUM

By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President

NOTICE OF CONVERSION

PSM Holdings, Inc.

Re: Conversion of Note

Gentlemen:

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note or the portion hereof designated, into shares of common stock of PSM Holdings, Inc., in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Date: __________, 201___

(Signature)

FILL IN FOR REGISTRATION OF SHARES

(Printed Name)	(Social Security or other identifying number)

(Street Address)

(City, State, and ZIP Code)	Portion to be converted (if less than all)